UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 29, 2025
BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)
(866) 756-4112
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On December 29, 2025, Beyond Meat, Inc. (the “Company”) entered into an offer letter with Tony Kalajian pursuant to which the Company will employ Mr. Kalajian as the Company’s Chief Accounting Officer with an anticipated start date of January 12, 2026.
On January 5, 2026, the Company’s board of directors appointed Mr. Kalajian, age 55, as the Company’s Chief Accounting Officer and principal accounting officer effective as of January 12, 2026 or, if later, the date Mr. Kalajian commences employment with the Company. Upon the effective date of Mr. Kalajian’s appointment as principal accounting officer, Lubi Kutua, the Company’s Chief Financial Officer and Treasurer and interim principal accounting officer, will no longer continue as interim principal accounting officer. Mr. Kutua will continue his duties as the Company’s Chief Financial Officer and Treasurer.
Before joining Beyond Meat, Mr. Kalajian served as Consulting Chief Financial Officer of Quantem Healthcare, Inc., doing business as ContinuEM, an outpatient emergent and urgent medical care company from January 2024 to December 2025. Prior to that, Mr. Kalajian served as Chief Accounting Officer of Calidi Biotheraputics, Inc. (NYSE: CLDI and OTC: CLDWW), a clinical stage immuno-oncology company, from March 2021 to October 2023, and its interim Chief Financial Officer from June 2021 to October 2023. Prior to that, Mr. Kalajian served as Chief Accounting Officer of Oncocyte Corporation (Nasdaq: OCX), a molecular diagnostics company from August 2019 to December 2020, and as Chief Accounting Officer of Lineage Cell Therapeutics, Inc. (NYSE: LCTX) (formerly known as BioTime Inc., OncoCyte’s former parent company), a publicly traded, clinical-stage biotechnology company from April 2016 to August 2019. Mr. Kalajian also served as Senior Director of Finance of STAAR Surgical Co. (Nasdaq: STAA), a medical-device developer and manufacturer from July 2013 to April 2016, and from February 2008 to 2010, as Vice President, Finance – Global Reporting and Integration of LegalZoom.com, Inc. (Nasdaq: LZ), an online platform for legal services from 2011 to July 2013, and as Senior Director, Corporate Accounting of Coda Automotive, Inc., an electric car company from 2010 to 2011. Prior to that, Mr. Kalajian held various positions at the public accounting firm of PricewaterhouseCoopers, including Senior Manager, Assurance and Advisory Services from July 1997 to February 2008. Mr. Kalajian received a BS degree in accounting, theory and practice from the California State University, Northridge, and an MBA degree from the University of Southern California Marshall School of Business, and is licensed as a certified public accountant by the California Board of Accountancy.
Mr. Kalajian’s annual base salary will be $325,000 and he will be eligible to earn an annual discretionary bonus at a target amount of 35% of his base salary, pro-rated based on service for fiscal year 2026. Mr. Kalajian will also be paid a one-time sign-on cash bonus of $35,000, subject to pro-rata repayment in the event Mr. Kalajian’s employment is terminated for any reason prior to the one-year anniversary of his start date.
Subject to the approval of the Human Capital Management and Compensation Committee of the Company’s board of directors (the “Compensation Committee”), Mr. Kalajian will be granted an option to purchase shares of the Company’s common stock valued at $150,000 under an equity plan adopted by the Company with a per share exercise price no less than the per share fair market value of the Company’s common stock on the date the option is granted. The shares subject to the option will vest over four years with 25% of the shares vesting on the 12-month anniversary of Mr. Kalajian’s first day of employment with the Company and 1/36th of the balance of the shares vesting monthly thereafter, subject to Mr. Kalajian’s continuous service with the Company through each vesting date. The number of shares subject to the option will equal the option value divided by the grant date Black-Scholes value of the option, rounded up to the nearest whole number of shares. In addition, subject to the approval of the Compensation Committee, Mr. Kalajian will be granted a restricted stock unit award under an equity plan adopted by the Company covering shares of the Company’s common stock valued at $150,000 (“RSUs”). The RSUs will vest over four years with 25% of the RSUs vesting on the 12-month anniversary of Mr. Kalajian’s first day of employment with the Company and 1/12th of the balance of the RSUs vesting in quarterly installments thereafter, subject to Mr. Kalajian’s continuous service with the Company through each vesting date. The number of shares subject to the RSU award will equal the RSU value divided by the closing price of the Company’s common stock on the date the RSUs are granted, rounded up to the nearest whole number of shares. If approved by the Compensation Committee, Mr. Kalajian will be eligible to receive additional equity awards granted at the same time each calendar year that the Compensation Committee approves annual refresh equity awards pursuant to the Company’s equity plan for other similarly situated employees of the Company, provided he remains continuously employed by the Company through each such date.
Mr. Kalajian will enter into an Indemnification Agreement with the Company pursuant to which the Company may be required, among other things, to indemnify Mr. Kalajian for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.
There is no arrangement pursuant to which Mr. Kalajian was selected as an officer, no family relationships between him and any director or other executive officer of the Company, and no transactions involving him or a member of his immediate family, that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer
Date: January 5, 2026